EXHIBIT 5.1

WINSTEAD SECHREST & MINICK P.C.

100 Congress Avenue Suite 800

Austin, Texas 78701

512/370-2800 PH

512/370-2850 FAX

July 2, 2003

Encore Medical Corporation

9800 Metric Blvd.

Austin, Texas 78758

Re:	Encore Medical Corporation 1992 Stock Option Plan; Encore Medical Corporation 1993 Distributor Stock Option Plan; Encore Medical Corporation 1993 Surgeon Advisory Panel Stock Option Plan; Encore Medical Corporation 1997 Surgeon Advisory Panel Stock Option Plan; Encore Medical Corporation 1997 Distributor Stock Option Plan; and Encore Medical Corporation 2000 Non-Employee Directors Option Plan

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission in connection with the Encore Medical Corporation 1992 Stock Option Plan, the Encore Medical Corporation 1993 Distributor Stock Option Plan, the Encore Medical Corporation 1993 Surgeon Advisory Panel Stock Option Plan, the Encore Medical Corporation 1997 Surgeon Advisory Panel Stock Option Plan, the Encore Medical Corporation 1997 Distributor Stock Option Plan, and the Encore Medical Corporation 2000 Non-Employee Directors Option Plan (collectively the “Plans”), which Registration Statement covers the offer and sale of shares of common stock, par value $0.001 per share (the “Shares”) of Encore Medical Corporation to be issued pursuant to the Plans. We have also examined your minute books and other corporate records, and have made such other investigation as we have deemed necessary in order to render the opinions expressed herein.

Based on the foregoing, we are of the opinion that the Shares, when issued for legally sufficient consideration under the Delaware General Corporation Law and in accordance with the terms of the respective Plans, will be legally issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

/s/ WINSTEAD SECHREST & MINICK P.C.

Winstead Sechrest & Minick P.C.